UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2022

CERES CLASSIC L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25603	13-4018068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant does not have a board of directors. The Registrant’s general partner, Ceres Managed Futures LLC (the “General Partner”), is managed by a board of directors.

Effective May 9, 2022, Steven Ross no longer serves as Chief Financial Officer of the General Partner, but will remain a director of the General Partner.

Effective May 9, 2022, Brooke Lambert was appointed Chief Financial Officer of the General Partner.

Effective May 9, 2022, Rebecca Peckham was appointed Chief Compliance Officer of the General Partner.

Brooke Lambert, age 38, has been the Chief Financial Officer, Treasurer and a principal of the General Partner since May 9, 2022. Ms. Lambert has been employed by Morgan Stanley Investment Management, a financial services firm, since July 2014, where her responsibilities include serving as a Vice President and managing the accounting, financial reporting and regulatory reporting of the commodity pools operated by the General Partner. From July 2009 to July 2014, Ms. Lambert was employed by Morgan Stanley Smith Barney, a financial services firm, where her responsibilities included serving as a Vice President responsible for the accounting, financial reporting and regulatory reporting of the commodity pools operated by the General Partner. Before joining Morgan Stanley, Ms. Lambert was employed by Citigroup Alternative Investments, a financial services firm, from January 2006 through July 2009, where her responsibilities included serving as an Assistant Vice President responsible for the accounting, financial reporting and regulatory reporting of Citigroup Alternative Investments’ managed futures funds. Ms. Lambert earned her Bachelor of Science in Finance in May 2005 from Towson University.

Rebecca F. Peckham, age 47, has been Chief Compliance Officer of the General Partner since May 9, 2022 and has served in the capacity of the Chief Compliance Officer since June 2021. Since December 2019, Ms. Peckham has been employed by Morgan Stanley Services Group, a financial services firm, where her responsibilities include serving as Executive Director and as Head of Investment Management Alternatives Compliance, performing compliance advisory services, working in New York. Prior to re-joining Morgan Stanley, from September 2018 to December 2019, Ms. Peckham was employed by Credit Suisse (Hong Kong) Limited, a financial services firm, where her responsibilities included serving as a Director and as Head of Compliance and Regulatory Affairs for Investment Banking Capital Markets, Research, and the Asia Finance Group, in Asia Pacific, performing compliance advisory services, working in Hong Kong. From April 2017 to August 2018, Ms. Peckham was employed by Morgan Stanley Investment Management, Inc., a financial services firm, where her responsibilities included serving as Executive Director and as Head of Investment Management Alternatives Compliance, performing compliance advisory services, working in New York. From May 2010 to March 2017, Ms. Peckham was employed by Morgan Stanley Asia Ltd, serving initially as a Vice President (May 2010 to January 2014) and subsequently as an Executive Director (January 2014 to March 2017) in the Legal and Compliance Division, performing compliance and legal advisory services, working in Hong Kong. From September 2003 to April 2010, Ms. Peckham was employed by Herbert Smith LLP, a law firm, serving as a solicitor performing legal advisory services, working in the UK and Hong Kong. Ms. Peckham earned a Bachelor of Arts degree in French and Hispanic Studies from the University of Nottingham, UK in 1996; a Master of Studies degree in History of Art from the University of Oxford, UK in 2001; a Postgraduate Diploma in Law from The College of Law, London, UK in 2002; and a Postgraduate Diploma in Legal Practice from the BPP Law School, London, UK in 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES CLASSIC L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: May 11, 2022